                        CLOSING STATEMENT AND MEMORANDUM



DATE:          May 13, 1997

SELLER:        Powers Ferry Plaza, L.P.
               c/o D. Barr, Inc.
               1010 Quake Ridge
               Duluth, Georgia 30136

PURCHASER:     IRT Property Company
               200 Galleria Parkway, Suite 1400
               Atlanta Georgia 30339

TITLE COMPANY: Commonwealth Land Title Insurance Company
               3350 Cumberland Circle, Suite 1895
               Suite 200
               Atlanta Georgia 30339

PROPERTY:      Certain real property located in Cobb County Georgia more
               particularly described on Exhibit "A" attached hereto and by this reference made a part hereof

I.   SALE DOCUMENTATION

     A. Limited Warranty Deed
     B. State of Georgia Real Estate Transfer Tax Declaration
     C. Seller's Affidavit
     D. Certificate and Affidavit of Non-Foreign Status
     E. Affidavit of Seller's Residence-Seller's Certificate of Exemption
     F. 1099S Real Estate Transaction Form
     G. Bill of Sale and Assignment
     H. Purchase Money Promissory Note
     I. Declaration of Joint and Reciprocal Easements
     J. Commonwealth Land Title Insurance Company Owner's Title Commitment Number 300042/NTS#97-01-0173
     K. Closing Statement and Memorandum

II.  PURCHASER PRICE AND ADJUSTMENT

     A.      Purchase Price                                      $6,800,000.00
     B.      Less: Purchase Money Promissory Note                 1,250,000.00
     C.      Less Seller's share of 1997 Cobb County, Georgia
             ad valorem taxes                                        30,176.52
     D.      Less: Security deposits                                  3,931.66
     E.      Less: Pre-paid rents                                     7,835.50
     F.      Less: Purchaser's share of May, 1997 monthly base
             rents                                                   39,749.97
     G.      Gross Cash Amount Due Seller                        $5,468,306.50
                                                                 =============

III. DISBURSEMENT OF GROSS CASH AMOUNT DUE SELLER

     A.  To Clerk of Superior Court, Cobb County
         for real estate transfer tax                            $    6,800.00

     B.  To The Union Central Life Insurance Company
         for loan payoff                                          4,480,147.68

     C.  To John R. Hoats for real estate brokerage commission       93,200.00

     D.  To The Forum Management Group, Inc. for real estate
         brokerage commission                                       200,000.00

     E.  To Cobb County Tax Commissioner for payment of
         remaining 1996 real estate taxes                             8,898.66

     F.  To Seller for net cash proceeds                            679,260.16

     G.  Total Disbursements                                     $5,468,306.50
                                                                 =============

IV. CLOSING FUNDS REQUIRE OF PURCHASER

    A.   To Seller for Gross, Cash Amount Due Seller             $5,468,306.50

    B.   To The Form Management Group, Inc. for real estate
         brokerage Commission                                        19,200.00

    C.   To Clerk of Superior Court of Cobb County, Georgia
         for recording of deed                                          100.00

    D.   Total Funds Required of Purchaser                       $5,487,606.50
                                                                 =============
V.      MISCELLANEOUS

     A. Seller and Purchaser agree to pro rate the 1997 Cobb County, Georgia ad valorem real property taxes as of May 13, 1997. The proration of 1997 Cobb County, Georgia ad valorem real property taxes is based upon a pro rata amount of the 1996 Cobb County, Georgia taxes in the mount of $83,440.76. Accordingly, Seller has been charged with the 132 days of calendar year 1997 at the rate of $228.61 per day, for a total of $30,176.52. Purchaser agrees to pay the 1997 Cobb County, Georgia ad valorem real property taxes with respect to the Property. In the event the above proration is not accurate, the parties agree to adjust the proration based on the final tax bill.

     B. Purchaser acknowledges that Seller is paying the remaining 1996 real estate taxes (Item III.E. above) even though the assessment of the Properly is currently under appeal. Purchaser agrees that Seller shall be entitled to any refund with respect to 1996 and prior year ad valorem real property taxes.

     C. Except for the brokerage commissions described in Items III.C. and D. and Item IV.B. above, Seller and Purchaser each hereby represent and warrant one to the other that no broker's, agent's or finder's fees, commissions or the like are due and payable by the non-warranting party to any party whomsoever or whatsoever in connection with the transaction evidenced by this Closing Statement and Memorandum which arise by, through or under the act of the warranting party. Seller and Purchaser each hereby indemnity the other against and agree to hold the other harmless from and against any and all claims, judgments, demands, suits, losses and expenses (including, without limitation, attorneys' fees and court costs) arising out of or connected with any breach of the representations and warranties contained in this Paragraph D.

     D. Subject to the accuracy of the payoff letter delivered to Title Company, Title Company agrees to immediately make the loan payoff to The Union Central Life Insurance Company (Item III.B. above) and to cause any and all security instruments and documents in favor of The Union Central Life Insurance Company ("Lender") to be satisfied, released and terminated of record, including, without limitation, any security deed, assignment of rents and 1eases and financing statements. Any costs, fees and expenses not included in the payoff amount delivered to Lender shall be immediately paid by Seller. Title Company agrees to immediately file of record the Declaration of Joint and Reciprocal Easements and the Limited Warranty Deed. Purchaser acknowledges that it is responsible for all recording costs of the documents and instruments to be recorded in connection with this transaction and acknowledges and agrees that the recording fees set forth Item IV.C. above are an estimate. In the event that the actual recording fees exceed the estimate, Purchaser acknowledges and agrees that it will be responsible for such excess.

     E. Seller agrees that it shall be responsible for any amounts owed to Micro Electronics, Inc. ("MEI") under the terms of its lease attributable to periods prior to the date hereof. In the event (a) Seller fails to pay MEI amounts due MEI under the terms of its lease attributable to periods prior to the date hereof (the "Delinquent Sum") within thirty (30) days of written demand therefor by MEI, (b) MEI offsets all or any portion of the Delinquent Sum against rent due and owing to Purchaser (as landlord under the MEI lease) or makes a claim for the Delinquent Sum and (c) Purchaser gives written notice of such offset or claim to Seller, then Purchaser may offset against amounts due Seller under the terms of the Purchase Money Promissory Note of even date hereof (the ("Note") an amount equal to that portion of the Delinquent Sum claimed or offset against rent due and owing to Purchaser (as landlord under the MEI lease) (the "Offset"), provided, however, the Offset may only be applied at the time a regularly scheduled payment of principal and/or interest is due under the Note. Purchaser agrees that it shall not notify MEI or otherwise advise MEI that any Delinquent Sum is outstanding; provided, however, nothing herein shall prevent Purchaser from billing MEI for sums due under the MEI Lease in accordance with Purchaser's interpretation of said lease. Nothing herein shall be construed as an admission on the part of Seller that any Delinquent Sum is outstanding (Seller hereby expressly denies that any Delinquent Sum is outstanding). Except as set forth in this paragraph, Purchaser shall have no other right to offset, setoff or recoup amounts actually or alleged to be owing to Purchaser by Seller against or from the amounts due under the Note.

     F. Seller shall be responsible for all expenses of the Property attributable to the period prior to the date hereof. Purchaser shall be responsible for all expenses of the Property attributable to the period from and after the date hereof. Seller represents and warrants to Purchaser that all expenses, charges, bills, or trade accounts maintained or incurred by Seller or its agents in connection with the management or operation of the Property or otherwise accrued for the period prior to the date hereof shall be paid in full on the date hereof; provided, however, that all such expenses, charges, bills, or trade accounts which have accrued but have not yet been billed shall be paid in full by Seller at the time the bills are received. To the extent Seller is required to pay an expense under this paragraph which is later reimbursed by the space tenants, Seller shall be entitled to receive its proportionate share of such payment, subject to the provisions of paragraph F-l hereunder. Seller and Purchaser shall indemnify each other against and shall hold each other harmless from any costs, expenses, penalties or damages, including reasonable attorneys' fees, which may result from any failure by the other to pay or cause to be paid any of the items described in this paragraph.

     With respect to the base rent for May, 1997, Purchaser acknowledges that it has received a credit for its pro rata share (i.e. 18 days) of said rent notwithstanding that all of such rent has not been paid in full as of the date hereof. Accordingly, all payments representing, base rent for May, 1997 shall belong entirely to Seller and any checks for such payments received after the date hereof by Purchaser or its agents shall be promptly endorsed to Seller by the payee thereof and promptly transmitted to Seller, subject to the provisions of paragraph F-1 hereunder. Except as hereinafter set forth, Seller shall be entitled to all income from the Property at attributable to the period prior to the date hereof. Purchaser shall have no duty or obligation to collect any rents or other sums derived from operation of the Property which are outstanding as of the date hereof.

     F-1. If Purchaser receives any payment of outstanding rent (other than base rent for May, 1977), the payment shall first be applied by Purchaser to amounts due to Purchaser from that tenant and the excess, if any, shall be promptly paid over to Seller to the extent owed to Seller as set forth on Exhibit "E" to the Bill of Sale and Assignment of even date hereof. Seller agrees that no lawsuit of any kind shall be brought or threatened after the date hereof to collect any outstanding rent without the prior written consent of Purchaser such consent may
be withheld in Purchaser's sole discretion.   Any checks for rental payments or
other charges received after the date hereof by Seller or its agents (other than base rent for May, 1977) shall be promptly endorsed to Purchaser by the payee thereof and promptly transmitted to Purchaser.

     All gross receipts derived from annual reimbursements of common area maintenance expenses and costs, taxes and insurance received for the period in which the date hereof occurs shall be prorated as of the date hereof upon receipt. Within 60 days of the date hereof, Seller shall provide Purchaser with a calculation of billings along with copies of tenant billings and invoices or paid bills if any, upon which are based common area maintenance and other charges to tenants for the period January 1 through May 13, 1997 sufficient to enable Purchaser to accurately bill tenants for such charges. Seller shall pay Purchaser any credits due to tenants from Seller for such period at the time the billings are submitted to Purchaser; the payments shall be for all credits to any and all tenants and shall not be offset by any amounts due from tenants to Seller. Purchaser shall provide tenants with year-end adjustment statements for CAM, taxes and insurance for 1997. Purchaser shall bill tenants and pay to Seller Seller's pro rata portion of any additional amounts from tenants in accordance with the above. Notwithstanding anything contained herein to the contrary, Seller shall not be entitled to any percentage rentals with respect to sales of tenants for calendar year 1997.

     Purchaser agrees to promptly establish new accounts in Purchaser's name or in the name of Purchaser's designated agent with respect to the utilities required to operate the Property, including, without limitation, water, gas and electric service. Upon receipt of final utility bills by Seller, Purchaser shall promptly pay to Seller the Amount of utility charges incurred from and after the date hereof. All deposits with utility providers as of the date hereof shall remain the property of Seller.

     G. PURCHASER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PROPERTY IS MADE ON AN "AS-IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.

     H. Seller acknowledges and agrees that as of the date hereof a portion of the Property is leased to Danny Campbell d/b/a/ Goodyear for parking and that such lease for parking is not violation of the restriction described in Exhibit "B" to the Limited Warranty Deed nor will any future lease of similar substance whether to the above tenant or any substitute user or owner of the same property be a violation of such restriction

     I. Seller represents and warrants to Purchaser that there are no employees of Seller or Seller's management company to whom Purchaser shall, at or after the date hereof, have any obligation or liability whatsoever and there are no management, service or other contracts in effect as of the date hereof regarding the operation of the Property for which Purchaser shall, at or after the date hereof, have any obligation or liability whatsoever.

     J. This Closing Statement and Memorandum and the terms, conditions, duties and obligations contained herein shall inure to the benefit of, and shall be binding upon, Seller, Purchaser and Title Company and their respective successors, legal representatives and assigns. This Closing Statement and Memorandum shall survive the closing of the purchase and sale of the Property and shall not merge into or with the limited warranty deed or other conveyancing documents.


     K. Seller, Purchaser and Title Company may rely on facsimile signatures on counterparts of this Closing Statement and Memorandum as original signatures. This Closing Statement and Memorandum may be executed in any number of counterparts all of which taken together shall constitute one in the same instrument.

     L. Purchaser shall pay the Title Company for its premium outside of closing.

     M. Seller agrees to provide to Purchase within thirty (30) days of the date hereof, operating statements for the Property for the period January 1, 1997 through the date hereof.

     N. Seller represents and warrants to Purchaser that neither Kim's Karate nor Danda Productions exercised any options or rights to extend their respective leases beyond their April 1997 expiration dates.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

SELLER:                                       PURCHASER:

POWERS FERRY PLAZA, L.P. a Georgia            IRT PROPERTY COMPANY, a Georgia
limited partnership                           corporation

By:  Barr PFP, Inc., a Georgia corporation    By: /s/ W. Benjamin Jones
     General Partner                             ------------------------------
                                              Name:   W. Benjamin Jones
     By: /s/ David Barr                            ----------------------------
        -----------------------------------   Executive Vice President
        David Barr, President



TITLE COMPANY:

COMMONWEALTH LAND TITLE
INSURANCE COMPANY

By: /s/ John A. White, Jr.
   ----------------------------------------
Name: John A. White Jr.
     --------------------------------------
Title: Agent
      -------------------------------------